Exhibit 10.43

SIXTH CLOSING WARRANT AGREEMENT

Dated as of December 9, 2011

between

VIRGIN AMERICA INC.

and

This SIXTH CLOSING WARRANT AGREEMENT (this “Agreement”), dated as of December 9, 2011, is by and between Virgin America Inc., a Delaware corporation (the “Company”) and                      (the “Initial Holder”). Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Fourth Amended and Restated Stockholders’ Agreement, dated as of December 9, 2011, among the Company, the Initial Holder, VAI Partners LLC, a Delaware limited liability company (the “Investor”) and the other parties named therein, as may be amended, restated or superseded from time to time (the “Fourth Amended and Restated Stockholders’ Agreement”).

WHEREAS, as provided in Section 1.1(d) of the Sixth Closing Agreement, the Initial Holder or an Affiliate of the Initial Holder has agreed to provide certain debt financing to the Company;

WHEREAS, pursuant to the Sixth Closing Agreement and in consideration of the provision of the debt financing described above, the Company wishes to issue to the Initial Holder, and the Initial Holder wishes to acquire from the Company, warrants to acquire                  shares of non-voting, Class C Common Stock (as defined below) at a strike price of $3.50 per share; and

WHEREAS, the Company and the Initial Holder fully recognize various limitations on the exercise of such warrants, including being subject to exercise only upon the occurrence of a Transfer of such warrants to a third party that is not an Affiliate of the Initial Holder and only when permitted by U.S. airline citizenship requirements, currently found at 49 U.S.C. 40102 (a)(15) (the “Foreign Ownership Limitations”), as interpreted by United States Department of Transportation or any other federal department or agency at the time administering the federal aviation laws codified in title 49 of the United States Code in applicable precedent (“DOT”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant.

(a) The Company shall grant on the date hereof (the “Sixth Closing Date”) to the Initial Holder warrants (the “Warrants”) which shall entitle the registered holder thereof, subject to Section 3 and Section 5 below, to purchase from the Company, at any time and from time to time prior to the 30th anniversary of the Sixth Closing Date, up to                  fully-paid and non-assessable shares (such shares, subject to adjustment as provided in Section 7, the “Warrant Shares”) of non-voting Class C common stock, par value $0.01 per share, of the Company (the “Class C Common Stock”), at the exercise price of $3.50 per share, subject to adjustment as provided in Section 7 (the “Exercise Price”). Pursuant to Section 4(b) below, upon exercise of the Warrants, payment of the applicable Exercise Price shall be made, at the holder’s option, in cash or pursuant to a Cashless Exercise (as defined below).

(b) Prior to the exercise of the Warrants, no holder of a Warrant Certificate (as defined below), as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

2. Warrant Certificates. The Warrants shall be evidenced by certificates issued pursuant to this Agreement (the “Warrant Certificates”) in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

3. Exercise Period. The Warrants shall be exercisable (i) after or in connection with a Transfer (other than a Permitted Transfer, but including a Transfer in connection with a public offering of equity securities of the Company) of such Warrants in accordance with the terms of the Fourth Amended and Restated Stockholders’ Agreement and (ii) in connection with the settlement or delivery of Warrant Shares to an underwriter in a public offering; provided, however, that, in connection with a Transfer pursuant to clause (i) above, the Warrants shall not be exercisable until the earlier to occur of (x) the permissibility of such exercise under the Foreign Ownership Limitations or (y) the Transfer of such Warrants to any holder who is a “citizen of the United States,” as that term is defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent (“United States Citizen”). In the event that a registered holder who wishes to exercise the Warrants is not a United States Citizen, then such holder shall provide the Company with at least 30 days’ prior written notice of any intended exercise in order to facilitate the Company’s provision of advance notice to DOT as described in Section 4(a).

4. Exercise of Warrant.

(a) DOT Notification. The Company will provide the DOT with 30-day advance written notice prior to the intended exercise of any of the Warrants by any Person who is not a United States Citizen.

(b) Exercise. Subject to the provisions of this Agreement, upon surrender to the Company at its principal office of a Warrant Certificate with the Election to Purchase substantially in the form attached as Annex II to such Warrant Certificate duly executed, together with payment in accordance with the last sentence of this Section 4(b) of the applicable Exercise Price then in effect (the date of such surrender, the “Exercise Date”), the Company shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities or property to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate. Any certificate or certificates representing Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price. Payment of the applicable Exercise Price with respect to an exercise of Warrants pursuant to this Section 4(b) shall be made, at the holder’s option, (x) in cash or (y) without the payment of cash, by reducing the number of shares of Class C Common Stock obtainable upon the exercise of such Warrants (an exercise as provided under this clause (y), a “Cashless Exercise”) so as to yield a number of shares of Class C Common Stock issued upon the exercise of such Warrants equal to the product of (A) the number of shares of Class C Common Stock that would have been issued if the Warrants being exercised had been exercised upon the full payment of the Exercise Price in cash and (B) a fraction, the numerator of which is the excess of the current market price per share of Common Stock on the applicable Exercise Date (determined in accordance with Section 7(f)) over the Exercise Price as of such Exercise Date and the denominator of which is the current market price per share of the Common Stock as of such Exercise Date (determined in accordance with Section 7(f)).

(c) Exercise in Whole or in Part. The purchase rights pursuant to Section 3 evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of any Warrants. Instead the Company shall round the results of an exercise down to the nearest full share of Common Stock and pay the warrant holder an amount in cash equal to the amount of the fractional share not issued multiplied by the Exercise Price per share.

(e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that may be issued upon exercise of the Warrants must and will be duly authorized and, upon issuance, be validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder or other Person and free from all taxes, liens, charges and security interests with respect to the issuance thereof, other than those taxes, liens, charges and security interests as may be created by the holder of such Warrants or its affiliates.

5. Restrictions on Transfer.

(a) Restrictions Under Stockholders Agreement. It is acknowledged that the Warrants (and the Class C Common Stock issuable upon the exercise thereof) are subject to certain restrictions on transfer as set forth in the Fourth Amended and Restated Stockholders’ Agreement, and that any transferee of the Warrants shall execute an instrument signifying its agreement to be bound by the terms and conditions of the Fourth Amended and Restated Stockholders’ Agreement.

(b) Warrant Register. The Company shall maintain at its principal office a Warrant Register for registration of Warrant Certificates and transfers thereof. The Company shall initially register the outstanding Warrants in the name of the Initial Holder. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. For the purpose of this Agreement, all references to a holder herein shall refer to a registered holder of Warrants.

(c) Warrants and Warrant Shares Not Registered. Each registered holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant (x) are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws, that the issuance of the Warrants and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act and from similar exemptions under state securities laws as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the Initial Holder of the Warrants to and with the Company that such holder (1) is acquiring the Warrants for investment for its own account, with no present intention of reselling or otherwise distributing the same, (2) is an “accredited investor” as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants and (y) are subject to restrictions on transfer under the Fourth Amended and Restated Stockholders’ Agreement. Neither the Warrants nor the related Warrant Shares may be transferred except (i) in compliance with the terms of the Fourth Amended and Restated Stockholders’ Agreement and (ii) (A) pursuant to an effective registration statement under the Securities Act, (B) pursuant to Rule 144 under the Securities Act if the transfer is permitted by Rule 144 and the transferor delivers a certificate, in form and substance reasonably satisfactory to the Company, that such transfer complies with the requirements of Rule 144, or (C) pursuant to any other available exemption from registration if such transferee makes the representations set forth in the preceding sentence in writing to the Company and, in the case of any transfer pursuant to clause (B) or (C), accompanied by the delivery to the Company of an opinion of counsel reasonably satisfactory to the Company by counsel reasonably satisfactory to the Company, stating that no registration is required under the Securities Act.

(d) Warrants and Warrant Shares Not Registered. Each registered holder of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or of any Warrant Shares, such holder will give written notice to the Company expressing such holder’s intention to effect such disposition and describing briefly such holder’s intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed of together with the opinion described in Section 5(c), if required, whereupon, but only if such transfer is not restricted pursuant to the Fourth Amended and Restated Stockholders’ Agreement and is otherwise permitted pursuant to Section 5(c) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Company. In the event of such transfer, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at its principal office, accompanied by a written instrument of transfer in form reasonably satisfactory to it, duly executed by the registered holder thereof. Upon any such registration or transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.

6. Listing on Securities Exchanges. If the Common Stock is listed on a stock exchange or quoted on the Nasdaq National Market, the Company will use its reasonable efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed, or the quotation of the Warrant Shares on the Nasdaq National Market, as the case may be, and maintain the listing or quotation of such shares and other securities after issuance.

7. Adjustment of the Number of Warrant Shares Issuable. Subject to the limitations set forth herein, the number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence following the Sixth Closing Date of the events enumerated in this Section 7. For purposes of this Section 7, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company, including but not limited to the Class C Common Stock, and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount, but excluding any shares of any class of common stock of the Company issued or issuable upon exercise or conversion of equity securities issued prior to the Sixth Closing Date.

(a) Adjustment for Change in Capital Stock. If the Company:

(i)	pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

(ii)	subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)	combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)	makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)	issues by reclassification of its Common Stock any shares of its capital stock,

then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue.

If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for determining holders entitled to the distribution of rights, options or warrants, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N1 =	N x	O + A
O + (A x P/M)

where:

N1	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.

O	=	the number of shares of Common Stock outstanding on the record date.

A	=	the number of additional shares of Common Stock offered.

P	=	the purchase price per share of the additional shares.

M	=	the current market price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Common Stock issuable upon exercise of each Warrant shall be immediately readjusted to what it would have been if “N” in the above formula had been the number of shares actually issued at the end of the period.

(c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (excluding cash distributions for which Section 7(p) hereof is applicable) or debt or other securities or any rights, options or warrants to purchase the assets or debt or other securities of the Company, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N’ =	N x	M
M - F

where:

N’	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.

M	=	the current market price per share of Common Stock on the record date mentioned below.

F	=	the fair market value on the record date of the assets, securities, rights, options or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board shall reasonably determine the fair market value in good faith and such determination shall be conclusive.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This Section 7(c) does not apply to rights, options or warrants referred to in Section 7(b). If any adjustment is made pursuant to this Section 7(c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if “F” in the above formula was the fair market value described in the definition of “F” on the record date of the assets or securities actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this Section 7(c), if “M-F” in the above formula is less than $1.00, the Company may elect to, and if “M-F” is a negative number, the Company shall, in lieu of the adjustment otherwise required by this Section 7(c), distribute to the holders of the Warrants, upon exercise thereof, the assets, securities, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

(d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N’ =	N x	A
O + P/M

where:

N’	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.

O	=	the number of shares outstanding immediately prior to the issuance of such additional shares.

P	=	the aggregate consideration received for the issuance of such additional shares.

M	=	the current market price per share on the date of issuance of such additional shares.

A	=	the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

This Section 7(d) does not apply to:

(i)	any of the transactions described in Sections 7(b) and 7(c),

(ii)	the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights, options or warrants issued to the holders of Common Stock,

(iii)	Common Stock (and options, restricted stock units and other equity incentives exercisable, convertible or exchangeable therefor) issued to the Company’s employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or equity incentive plans adopted by the Board and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 7(d), and

(iv)	Common Stock issued in a bona fide public offering.

(e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 7(b) and 7(c)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with this formula:

N’ =	N x	O + D
O + P/M

where:

N’	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.

O	=	the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

P	=	the aggregate consideration received for the issuance of such securities.

M	=	the current market price per share on the date of issuance of such securities.

D	=	the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

This Section 7(e) does not apply to (i) options, restricted stock units and other equity incentives exercisable, convertible or exchangeable for Common Stock that are issued to the Company’s employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or equity incentive plans adopted by the Board and approved by the holders of Common Stock when required by law or (ii) convertible securities issued in a bona fide public offering.

(f) Current Market Price. In Sections 7(b), (c), (d) and (e) and Section 10, the current market price per share of Common Stock on any date is the average of the Closing Prices (as defined below) of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question. The term “Closing Price” shall mean, for each trading day, (A) in the case of a security listed or admitted for trading on any United States national securities exchange or quotation system, the last reported sale price regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, (B) in the case of a security not then listed or admitted for trading on any United States national securities exchange or quotation system and as to which no such reported sale price or bid or asked prices are available, the average or the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York,

customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than thirty (30) days prior to the date in question) for which prices have been so reported and (C) if there are not bid and asked prices reported during the thirty (30) days prior to the date in question, the Closing Price will be the Fair Market Value. “Fair Market Value” means, as to any share of Common Stock, the cash price at which a willing seller would sell and a willing buyer would buy such share of Common Stock in an arm’s length negotiated transaction without time constraints, as determined by a nationally recognized valuation firm selected by mutual agreement of the Initial Holder and the Company, whose determination shall be final and binding on the parties hereto; provided, however, that (i) with respect to a sale of securities approved unanimously by the members of the Board of Directors of the Company, the Fair Market Value of such securities shall be the price actually paid by the purchaser or purchasers of such securities, and (ii) with respect to a sale of securities pursuant to a public offering by the Company, the Fair Market Value of such securities shall be the offering price of such securities. The fees and expenses of the valuation firm pursuant to the preceding sentence, if applicable, shall be paid by the Company.

(g) Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 7(b), (d) or (e), the following shall apply:

(A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts, other expenses incurred by the Company in connection therewith or amounts paid or payable for accrued interest or accrued dividends;

(B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash or, subject to clause (C) below, securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

(C) in the case of the issuance of shares of Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such quotation system over the 30-day period ending three days preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

(D) in the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (A) through (C) of this Section 7(g).

(h) When De Minimis Adjustment May Be Deferred.

No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 7 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(i) When No Adjustment Required. No adjustment need be made for a transaction referred to in Sections 7(b), (c), (d) or (e) if the relevant Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. A Warrant holder’s having the opportunity to participate in a transaction shall not of itself trigger the applicability of this subsection (i) in the absence of actual participation (or election to participate) in such transaction by such Warrant holder.

To the extent the relevant Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

(j) Notice of Adjustment. Upon any adjustment of the number of shares or Exercise Price pursuant to Section 7, the Company shall within five days, mail to registered holders of the applicable Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

(k) Notice of Certain Transactions. If:

(i)	the Company takes any action that would require an adjustment in the number of shares of Common Stock issuable upon exercise of a Warrant or Exercise Price pursuant to Sections 7(a), (b), (c), (d) or (e) and if the Company does not arrange for the applicable Warrant holders to participate pursuant to Section 7(i);

(ii)	the Company takes any action that would require a supplemental Sixth Closing Warrant Agreement pursuant to Section 7(l); or

(iii)	there is a liquidation or dissolution of the Company,

the Company shall mail to registered holders of the applicable Warrants, first class, postage prepaid, a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

(l) Reorganization of Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the holders of the Warrants shall, following exercise of the Warrants in accordance with Section 4 hereof, be entitled to exercise such right of election. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Sixth Closing Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Sixth Closing Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Sixth Closing Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Sixth Closing Warrant Agreement.

If this Section 7(l) applies, Sections 7(a), (b), (c), (d) and (e) do not apply.

(m) When Issuance or Payment May Be Deferred. In any case in which this Section 7 shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of a Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any applicable Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of the Warrant; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(n) Adjustment in Exercise Price.

Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of a Warrant pursuant to this Section 7, each applicable Warrant outstanding prior to the making of the adjustment shall thereafter have an adjusted applicable Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

E1	=	E	x	N
N1

where:

E1	=	the adjusted Exercise Price.

E	=	the Exercise Price prior to adjustment.

N1	=	the adjusted number of Warrant Shares issuable upon exercise of an applicable Warrant by payment of the adjusted Exercise Price.

N	=	the number of Warrant Shares previously issuable upon exercise of an applicable Warrant by payment of the Exercise Price prior to adjustment.

Following any adjustment to the applicable Exercise Price pursuant to this Section 7, the amount payable, when adjusted and together with any consideration allocated to the issuance of the applicable Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur. The Company hereby agrees with each holder of Warrants that it shall not increase the par value of the Common Stock above its current par value of $.01 per share.

(o) Form of Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the payment of the applicable Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to state the same number and kind of shares and the same applicable Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement without affecting the number and kind of such shares issuable upon the exercise of the Warrants or payment of the applicable Exercise Price.

(p) Cash Distributions. If the Company distributes cash as a dividend or other distribution to all holders of its Common Stock no adjustment shall be made to the number of shares of Common Stock issuable upon the exercise of each Warrant pursuant to this Section 7.

(q) Limitations on Adjustments Upon Registration. Notwithstanding anything to the contrary in this Section 7, the adjustments described in Section 7(b), 7(c), 7(d) and 7(e) hereof shall not be applicable, and shall have no effect, with respect to any Warrants that have been registered in connection with a Demand Registration pursuant to Section 10 of the Fourth Amended and Restated Stockholders’ Agreement or a Piggyback Registration pursuant to Section 11 of the Fourth Amended and Restated Stockholders’ Agreement.

8. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

10. Issuance of Additional Warrants. If the Company issues (i) shares of Common Stock for a consideration per share less than the current Fair Market Value per share of the Company’s Common Stock on the date the Company fixes the offering price of such additional shares, (ii) any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 7(a) and 7(c)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current Fair Market Value per share on the date of issuance of such securities, or (iii) otherwise distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current Fair Market Value per share on the record date for determining holders entitled to the distribution of rights, options or warrants, each holder of Warrants shall be entitled to purchase from the Company, and the Company shall sell to such holder, additional warrants to purchase the number of shares (the “Additional Warrant Shares”) of Class C Common Stock (the “Additional Class C Warrants”) that such holder would have been entitled to purchase if such holder had exercised its preemptive rights in full under Section 19 of the Fourth Amended and Restated Stockholders’ Agreement with respect to the number of shares of Common Stock underlying the Warrants. The price paid by each holder of Warrants for the Additional Warrants shall equal the product of (x) $0.01 and (y) the number of Additional Warrant Shares underlying such Additional Class C Warrants, and the exercise price per share shall equal the offering price, exercise price or consideration per share of Common Stock, as applicable, issued or issuable (upon conversion or exercise, as applicable) by the Company. This Section 10 shall not be applicable, and shall have no effect, with respect to any Warrants that have been registered in connection with a Demand Registration pursuant to Section 10 of the Fourth Amended and Restated Stockholders’ Agreement or a Piggyback Registration pursuant to Section 11 of the Fourth Amended and Restated Stockholders’ Agreement.

11. Legends. (a) This Warrant and the Warrant Shares issuable upon exercise hereof are subject in all respects to the terms and conditions of the Fourth Amended and Restated Stockholders’ Agreement. No transfer, sale, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares issuable upon exercise hereof may be made except in accordance with the provisions of the Fourth Amended and Restated Stockholders’ Agreement. The holder of the Warrant, by acceptance of this Warrant, agrees to be bound by the applicable provisions of the Fourth Amended and Restated Stockholders’ Agreement and all applicable benefits of the Fourth Amended and Restated Stockholders’ Agreement shall inure to such holder.

(b) Except as otherwise provided in this Section 11, each Warrant Certificate and certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each Warrant Certificate and certificate for Warrants or Warrant Shares issued to any transferee of any such certificates, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 9, 2011 (THE “STOCKHOLDERS’ AGREEMENT”), AS MAY BE AMENDED, RESTATED OR SUPERSEDED FROM TIME TO TIME, AMONG VIRGIN AMERICA INC. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE AND THE WARRANTS SHARES ISSUABLE UPON EXERCISE HEREOF AGREES TO BE BOUND BY THE TERMS OF THE STOCKHOLDERS’ AGREEMENT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED TO ANY PERSON UNLESS SUCH SECURITIES ARE REGISTERED OR TRANSFERRED IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION IN THE UNITED STATES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE STOCKHOLDERS’ AGREEMENT AND NO VOTE OF SUCH SECURITIES THAT CONTRAVENES SUCH STOCKHOLDERS’ AGREEMENT SHALL BE EFFECTIVE.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF IS RESTRICTED IN ACCORDANCE WITH THE SIXTH CLOSING WARRANT AGREEMENT REFERRED TO HEREIN.”

(c) Notwithstanding the provisions of Section 11(b), (i) the Company shall deliver certificates for Warrants or Warrant Shares without the second paragraph of the legend set forth in such paragraph if the securities referred to in such paragraph shall have been registered under the Securities Act or if such legend is otherwise not required under the Securities Act, and if such legend has been set forth on any previously delivered certificates, such legend shall be removed from any certificates at the request of the holder if the securities referred to in such clause have been registered under the Securities Act, or upon delivery of a legal opinion by such holder from counsel reasonably satisfactory to the Company that such legend is not otherwise required under the Securities Act, and (ii) the Company shall deliver certificates for Warrants or Warrant Shares without the first and third paragraphs of the legend set forth in such clause if such legend is no longer required pursuant to the terms of the Fourth Amended and Restated Stockholders’ Agreement.

12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):

(i)	if to registered holder, to the address set forth on the Warrant Register maintained by the Company; and

(ii)	if to the Company, to:

Virgin America Inc.

555 Airport Blvd.,

Burlingame, CA 94010

Attention: General Counsel

Telecopier: (###) ###-####

13. Amendment. The Company with the consent of the registered holders of at least a majority of the then-outstanding and unexercised Warrants may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each registered holder affected, no such amendment shall (a) with respect to Warrants held by a non-consenting registered holder, increase the applicable Exercise Price, or decrease the number of Warrant Shares issuable upon exercise of any Warrant (other than pursuant to adjustments otherwise provided for in this Agreement, including the adjustments provided for in Section 7 hereof), (b) alter the Company’s obligation to issue Warrant Shares upon exercise of the underlying Warrant (other than pursuant to adjustments otherwise provided for in this Agreement, including the adjustments provided for in Section 7 hereof), (c) shorten the expiration date of the Warrants, (d) waive the application of the adjustment provisions contained in Section 7 in connection with any events to which such provisions apply or otherwise modify the adjustment provisions contained in Section 7 in a manner that would have an adverse economic impact on the holders, or (e) otherwise be effective against such holder unless such amendment, modification or waiver does not treat such holder differently in any respect from any other holder. The Company shall not amend, modify or change any provision of its articles or certificate of incorporation or bylaws to the extent that such amendment, modification or change would result in the Company being unable to perform or comply with its obligations hereunder.

14. Successors. Except as otherwise provided herein, all the covenants and provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns hereunder.

15. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

16. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person other than the Company and the registered holders of the unexercised Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders.

17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

18. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19. Remedies. The Company and the holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

20. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

21. Effective Date. This Agreement shall become effective immediately on the Sixth Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Closing Warrant Agreement to be duly executed as of the day and year first above written.

VIRGIN AMERICA INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Closing Warrant Agreement to be duly executed as of the day and year first above written.

By:
Name:
Title:

Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF                      (THE “STOCKHOLDERS’ AGREEMENT”), AS MAY BE AMENDED, RESTATED OR SUPERSEDED FROM TIME TO TIME, AMONG VIRGIN AMERICA INC. (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE AND THE WARRANTS SHARES ISSUABLE UPON EXERCISE HEREOF AGREES TO BE BOUND BY THE TERMS OF THE STOCKHOLDERS’ AGREEMENT.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED TO ANY PERSON UNLESS SUCH SECURITIES ARE REGISTERED OR TRANSFERRED IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION IN THE UNITED STATES.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE STOCKHOLDERS’ AGREEMENT AND NO VOTE OF SUCH SECURITIES THAT CONTRAVENES SUCH STOCKHOLDERS’ AGREEMENT SHALL BE EFFECTIVE.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF IS RESTRICTED IN ACCORDANCE WITH THE SIXTH CLOSING WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-

CLASS C-     WARRANT CERTIFICATE

This Warrant Certificate certifies that, for value received,                                         , (“Holder”), is the registered holder of warrants (the “Warrants”) to purchase, after the date hereof until 5:00 P.M, New York time on             , 2041, up to          fully-paid and non-assessable shares (subject to adjustment in certain events as provided in Section 7 of the Sixth Closing Warrant Agreement dated as of             , 2011 between the Company and Holder (the

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“Sixth Closing Warrant Agreement”)) of Class C common stock, $0.01 par value (“Class C Common Stock”), of VIRGIN AMERICA INC., a Delaware corporation (the “Company”), at the exercise price of $3.50 per share, subject to adjustment as provided in Section 7 of the Sixth Closing Warrant Agreement (the “Exercise Price”), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of the Company, subject to the terms and conditions set forth herein and in the Sixth Closing Warrant Agreement. Upon exercise of the Warrants, payment of the applicable Exercise Price shall be made, at the holder’s option, in cash or pursuant to a Cashless Exercise (as defined in the Sixth Closing Warrant Agreement).

The Warrants evidenced by this Warrant Certificate may only be exercised at such times and in such amounts as are provided for in the Sixth Closing Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are issued pursuant to the Sixth Closing Warrant Agreement, which Sixth Closing Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Sixth Closing Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

The Sixth Closing Warrant Agreement provides that upon the occurrence of certain events, the type and/or number of the Company’s securities issuable upon exercise of the Warrants, and the Exercise Price, may, subject to certain conditions, be adjusted.

Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Sixth Closing Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to Section 9 of the Sixth Closing Warrant Agreement.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are not defined herein and are defined in the Sixth Closing Warrant Agreement shall have the meanings assigned to them in the Sixth Closing Warrant Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:             , 2011

VIRGIN AMERICA INC.

By:

Name:

Title:

[Signature page to Virgin Management Limited Class C-11 Warrant]

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ANNEX I

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                         , whose address is                                         , this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. If the Common Stock of the Company is listed on or quoted on an exchange or quotation system, signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)

(Insert Social Security or Other Identifying Number of Holder)

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ANNEX II

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                  shares of Class C Common Stock at the applicable Exercise Price. The holder herewith makes payment of the Exercise Price [by applying $        , in cash,][by reducing the number of shares of Class C Common Stock obtainable upon exercise of the Warrants (which number, if the Exercise Price were paid in cash, is noted in the preceding sentence) pursuant to a Cashless Exercise] in accordance with the terms of the Sixth Closing Warrant Agreement.

The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                         , whose address is                                          and that such certificate be delivered to                                          whose address is                                         .

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. If the Common Stock of the Company is listed on or quoted on an exchange or quotation system, signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)

(Insert Social Security or Other Identifying Number of Holder

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